Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
THIRD QUARTER 2015 FINANCIAL RESULTS
SCOTTSDALE, AZ, November 4, 2015 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) today reported its results for the quarter ended September 30, 2015.
Third Quarter 2015 Highlights

•	Core FFO attributable to common stockholders of $4.5 million, or $0.14 per diluted share, a decrease of $0.9 million, or 16%, compared to the prior quarter.

•	FFO attributable to common stockholders of $3.2 million, or $0.10 per diluted share, a decrease of $1.4 million, or 31%, compared to the prior quarter.

•	Increased the leased rate on the total portfolio to 94.3%, up 0.7% from 93.6% as of Q2 of 2015.

•	Reached a leased rate of 94.4% on stabilized properties, up from 94.1% as of Q2 of 2015.

•	Achieved rent increases averaging 5.2% on renewals with an overall resident retention rate of 65%.

•	Increased rents on new leases by an average of 4.3% nationwide.

•	Increased revenue, excluding net gain on real estate sales, by 3.4% to $31.8 million compared to the prior quarter.

•	Net Operating Income of $16.2 million.

•	Declared Q3 dividend of $0.10 per common share.

“In the third quarter, we achieved a portfolio leased rate of 94.3% and produced rent growth of 5.2% on lease renewals, and 4.3% on new leases," said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties. “Our core FFO attributable to common stockholders, however, did not meet our expectations. While cost reduction initiatives are taking longer than anticipated to work their way through the system, we remain highly focused on our strategy to maximize the cash flow potential of our portfolio to deliver attractive returns to our shareholders.”

Financial Results
Total Revenue
Total revenue for the quarter ended September 30, 2015 decreased $0.1 million to $32.0 million, compared to $32.1 million for the quarter ended June 30, 2015, and increased $8.5 million compared to $23.5 million for the quarter ended September 30, 2014. The decrease in total revenue from the prior quarter is primarily attributable to a $1.1 million decrease in gain on sale of real estate offset by higher rental income generated from leasing an additional 49 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended September 30, 2015 increased $2.8 million to $(12.1) million, or $(0.38) per diluted share, compared to $(9.3) million, or $(0.29) per diluted share, for the quarter ended June 30, 2015, and increased $2.9 million compared to $(9.2) million, or $(0.28) per diluted share, for the quarter ended September 30, 2014.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended September 30, 2015 decreased $1.4 million to $3.2 million, or $0.10 per diluted share, compared to $4.5 million, or $0.14 per diluted share, for the quarter ended June 30, 2015, and increased $0.2 million compared to $2.9 million, or $0.09 per diluted share, for the quarter ended September 30, 2014.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended September 30, 2015 decreased $0.9 million to $4.5 million, or $0.14 per diluted share, compared to $5.4 million, or $0.16 per diluted share, for the quarter ended June 30, 2015, and increased $0.7 million compared to $3.8 million, or $0.12 per diluted share, for the quarter ended September 30, 2014.
Portfolio Highlights
Real Estate Dispositions
From July 1, 2015 to September 30, 2015, the Company disposed of 9 non-core, single-family homes, of which 5 are in Arizona, 3 are in Colorado and 1 is in North Carolina for gross proceeds of $1.2 million and a net gain of $0.2 million recorded in interest and other income on the condensed consolidated statement of operations.
Portfolio
As of September 30, 2015, the Company owned 8,938 single-family homes in Arizona, California, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $1.34 billion. As of September 30, 2015, approximately 94.3% of the Company’s portfolio was leased.
We incurred renovation costs on the Company’s existing portfolio of $6.3 million.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Total portfolio of single-family homes
Self-managed homes	8,344	8,353	8,444	8,299	7,613
Self-managed % leased	93.9%	93.2%	88.2%	79.3%	80.1%
Local operator homes	594	594	594	594	610
Local operator % leased	100.0%	100.0%	100.0%	100.0%	100.0%
Total Homes	8,938	8,947	9,038	8,893	8,223
Total % Leased	94.3%	93.6%	89.0%	80.7%	81.6%

Portfolio of stabilized single-family homes (1)
Self-managed homes	8,330	8,306	8,059	7,247	6,572
Self-managed % leased	94.0%	93.7%	92.4%	90.8%	92.8%
Local operator homes	594	594	594	594	610
Local operator % leased	100.0%	100.0%	100.0%	100.0%	100.0%
Total Homes	8,924	8,900	8,653	7,841	7,182
Total % Leased	94.4%	94.1%	92.9%	91.5%	93.4%
______________

(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

Conference Call
The Company will host a conference call commencing at 12:00 p.m. Eastern Standard Time on Thursday, November 5, 2015, to discuss its financial results for the quarter ended September 30, 2015 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 40958079. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.amresprop.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning November 5, 2015 at 2:30 p.m. Eastern Standard Time, until November 19, 2015 at 11:59 p.m. Eastern Standard Time. To access the replay, dial (888) 843-7419 and use conference ID 40958079#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust ("REIT") performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains from dispositions of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs, severance costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, the utility of FFO and Core FFO is limited as the calculation of each of FFO and Core FFO excludes depreciation and amortization and does not capture capital expenditures and leasing commissions associated with maintaining the Company’s properties and the changes in the value of the Company’s properties due to use or market conditions, all of which have economic effects that could materially impact the Company’s results of operation.  Further, while the Company adheres to the NAREIT definition of FFO, its presentation of FFO is not necessarily comparable to other REITs who may not use the same definition.  Core FFO and FFO should not be considered as substitutes for net income as an important indicator of the Company’s operating performance, or as substitutes for cash flow as measures of liquidity or ability to pay dividends or make distributions.
Net Operating Income (NOI) and NOI Margin
Net Operating Income ("NOI") and NOI margin are supplemental non-GAAP financial measures. NOI excludes acquisition, depreciation and amortization, general, administrative and other and interest expenses. We consider NOI to be a meaningful financial measure because we believe it is helpful to investors in understanding operating performance and operating margin of our single-family rental properties. NOI should not be used as a substitute for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
The following is a reconciliation of NOI to net loss determined in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Loss from continuing operations before equity in net (loss) income of unconsolidated ventures	(12,372)	(9,243)	(33,001)	(24,633)
Acquisition	—	98	85	179
Depreciation and amortization	16,171	12,576	47,064	32,960
General, administrative and other	4,839	4,056	13,341	11,274
Interest	7,725	5,961	22,677	15,060
Less: Gain on sale of assets	(198)	—	(1,565)	—
NOI - Total revenue	$16,165	$13,448	$48,601	$34,840
Local operator rental revenue	(1,348)	(1,273)	(4,014)	(3,951)
Management services (related party)	—	(100)	(107)	(321)
Interest and other	(660)	(1,034)	(3,337)	(3,603)
Add: Gain on sale of assets	$198	$—	$1,565	$—
NOI - Self-managed rental revenue	$14,355	$11,041	$42,708	$26,965

About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform, incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the potential to deliver attractive returns for our shareholders. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.

All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer and Treasurer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	September 30, 2015 (unaudited)	December 31, 2014
Assets
Investment in real estate:
Land	$252,175	$249,151
Building and improvements	1,078,713	1,042,954
Furniture, fixtures and equipment	10,997	9,508
	1,341,885	1,301,613
Less: accumulated depreciation	(97,511)	(58,010)
Investment in real estate, net	1,244,374	1,243,603
Mortgage financings	20,986	21,097
Cash and cash equivalents	21,692	21,270
Restricted cash	12,752	11,473
Acquisition deposits	—	2,561
Rents and other receivables, net	3,422	4,583
Deferred leasing costs and lease intangibles, net	4,052	3,391
Deferred financing costs, net	11,169	13,037
Investment in unconsolidated ventures	24,647	25,691
Goodwill	3,500	3,500
Other, net	12,518	10,567
Total assets	$1,359,112	$1,360,773

Liabilities and Equity
Liabilities:
Revolving credit facility	$335,000	$311,000
Exchangeable senior notes, net	104,406	102,188
Securitization loan, net	340,923	340,675
Accounts payable and accrued expenses	30,606	23,507
Security deposits	10,294	7,919
Prepaid rent	2,715	2,919
Total liabilities	823,944	788,208
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 32,211,326 and 32,195,280 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	322	322
Additional paid-in capital	628,923	628,662
Accumulated other comprehensive loss	(129)	(96)
Accumulated deficit	(106,878)	(68,101)
Total American Residential Properties, Inc. stockholders’ equity	522,238	560,787
Non-controlling interests	12,930	11,778
Total equity	535,168	572,565
Total liabilities and equity	$1,359,112	$1,360,773

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Self-managed rental revenue	$29,959	$21,078	$84,051	$53,818
Local operator rental revenue	1,348	1,273	4,014	3,951
Management services (related party)	—	100	107	321
Interest and other	660	1,034	3,337	3,603
Total revenue	31,967	23,485	91,509	61,693
Expenses:
Property operating and maintenance	9,548	5,258	23,259	14,337
Real estate taxes	5,334	4,239	15,941	11,011
Homeowners’ association fees	722	540	2,143	1,505
Acquisition	—	98	85	179
Depreciation and amortization	16,171	12,576	47,064	32,960
General, administrative and other	4,839	4,056	13,341	11,274
Interest	7,725	5,961	22,677	15,060
Total expenses	44,339	32,728	124,510	86,326
Loss from continuing operations before equity in net income (loss) of unconsolidated ventures	(12,372)	(9,243)	(33,001)	(24,633)
Equity in net income (loss) of unconsolidated ventures	—	(84)	10	(230)
Net loss	(12,372)	(9,327)	(32,991)	(24,863)
Net loss attributable to non-controlling interests	262	165	659	423
Net loss attributable to common stockholders	$(12,110)	$(9,162)	$(32,332)	$(24,440)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.38)	$(0.28)	$(1.01)	$(0.76)
Weighted-average number of shares of common stock outstanding	32,168,878	32,153,307	32,164,563	32,139,807
Dividend per common share	$0.10	—	$0.20	—

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds from Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(12,372)	$(9,327)	$(32,991)	$(24,863)
Add: Depreciation and amortization of real estate assets	15,789	12,328	46,114	32,332
Less: Gain on sale of real estate	(198)	—	(1,565)	—
FFO	$3,219	$3,001	$11,558	$7,469
FFO attributable to common stockholders(1)	$3,151	$2,948	$11,328	$7,342
FFO per share of common stock
Basic	$0.10	$0.09	$0.35	$0.23
Diluted(2)	$0.10	$0.09	$0.34	$0.22
Weighted-average number of shares of common stock outstanding:
Basic	32,168,878	32,153,307	32,164,563	32,139,807
Diluted(2)	32,906,900	32,806,646	32,899,193	32,754,972
______________

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 97.90% and 98.23%, for the three months ended September 30, 2015 and 2014, respectively, and 98.01% and 98.30% for the nine months ended September 30, 2015 and 2014, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015		2014	2015	2014
FFO	$3,219		$3,001	$11,558	$7,469
Add: Acquisition expense(1)	—		98	85	179
Add: Severance expense	519	—	—	519	—
Add: Non-cash interest expense related to amortization of discount on debt	854		755	2,466	2,111
Core FFO	$4,592		$3,854	$14,628	$9,759
Core FFO attributable to common stockholders(2)	$4,496		$3,786	$14,337	$9,593
Core FFO per share of common stock
Basic	$0.14		$0.12	$0.45	$0.30
Diluted(3)	$0.14		$0.12	$0.44	$0.29
Weighted-average number of shares of common stock outstanding:
Basic	32,168,878		32,153,307	32,164,563	32,139,807
Diluted(3)	32,906,900		32,806,646	32,899,193	32,754,972
______________

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)
Based on a weighted-average interest in the Company’s operating partnership of approximately 97.90% and 98.23%, for the three months ended September 30, 2015 and 2014, respectively, and 98.01% and 98.30% for the nine months ended September 30, 2015 and 2014, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
NET OPERATING INCOME
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
NOI - Self-managed rental revenue:
Self-managed rental revenue	29,959	21,078	84,051	53,818
Property operating expenses:
Property operating and maintenance	9,548	5,258	23,259	14,337
Real estate taxes	5,334	4,239	15,941	11,011
Homeowners' association fees	722	540	2,143	1,505
Total property operating expenses	15,604	10,037	41,343	26,853
Net operating income - self-managed	$14,355	$11,041	$42,708	$26,965
Net operating income margin - self-managed	47.9%	52.4%	50.8%	50.1%

NOI - Total revenue:
Total revenue	31,967	23,485	$91,509	61,693
Less: Gain on sale of assets	198	—	1,565	—
Revenue excluding gain	31,769	23,485	89,944	61,693
Total property operating expenses	15,604	10,037	41,343	26,853
Net operating income	$16,165	$13,448	$48,601	$34,840
Net operating income margin	50.9%	57.3%	54.0%	56.5%

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s total portfolio of single-family homes, including the portfolio of self-managed homes and the portfolio of local operator homes, by MSA and metro division as of September 30, 2015. Historically we have disclosed average purchase price per home and aggregate investment, which included acquisition costs and purchase price allocated to lease intangibles and acquisition costs expensed, if any, as incurred for homes acquired with an existing lease or homes acquired in portfolios comprised of properties substantially leased, and recorded as a business combination. These captions are no longer included. We have updated the following table to include the average capitalized purchase price per home and gross book value.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Capitalized Purchase Price Per Home	Average Capital Expenditures Per Home(1)	Average Gross Book Value Per Home(2)	Gross Book Value (thousands)	Percentage Homes Leased(3)	Average Age (years)	Average Size (square feet)	Average Monthly Rent(4)	Annual Average Rent as a Percentage of Average Gross Book Value(5)
Phoenix, AZ	1,338	$137,185	$10,690	$147,875	$197,856	97.2%	18	1,724	$1,053	8.6%
Dallas-Fort Worth, TX	1,118	$152,894	$14,093	$166,987	$186,691	95.2%	12	2,103	$1,547	11.1%
Houston, TX	1,106	$139,479	$9,435	$148,914	$164,699	91.0%	8	1,934	$1,456	11.8%
Atlanta, GA	1,042	$139,499	$16,599	$156,098	$162,654	94.7%	17	2,104	$1,314	10.1%
Nashville, TN	833	$165,593	$13,561	$179,154	$149,235	94.6%	12	1,864	$1,463	9.8%
Florida	618	$127,476	$15,706	$143,182	$88,486	96.0%	15	1,727	$1,229	10.3%
Other Texas	375	$166,644	$13,666	$180,310	$67,616	93.9%	11	1,978	$1,672	11.1%
Charlotte, NC-SC	377	$153,165	$9,815	$162,980	$61,444	95.5%	11	2,046	$1,300	9.6%
Inland Empire, CA	213	$156,540	$25,512	$182,052	$38,777	97.7%	17	1,915	$1,477	9.7%
Raleigh, NC	241	$143,825	$9,554	$153,379	$36,964	94.2%	10	1,746	$1,267	9.9%
Indianapolis, IN	455	$60,634	$12,926	$73,560	$33,470	85.1%	51	1,351	$797	13.1%
Winston-Salem, NC	234	$121,591	$5,228	$126,819	$29,676	84.2%	13	1,426	$1,142	10.9%
Other California	80	$110,527	$22,990	$133,517	$10,681	98.8%	37	1,335	$1,106	9.9%
Las Vegas, NV	68	$96,979	$13,759	$110,738	$7,530	95.6%	16	1,553	$1,069	11.5%
Other MSA/Metro Divisions	246	$140,103	$9,091	$149,194	$36,703	88.2%	11	1,639	$1,292	10.3%
Total/Weighted Average Portfolio of Self-Managed Homes	8,344	$139,623	$12,880	$152,503	$1,272,482	93.9%	16	1,859	$1,313	10.3%

Chicago, IL	511			$128,323	$65,573	100.0%	56	1,406	$794	7.4%
Indianapolis, IN	83			$46,139	$3,830	100.0%	60	1,160	$354	9.2%
Total/Weighted Average Portfolio of Local Operator Homes	594			$116,839	$69,403	100.0%	57	1,372	$733	7.5%

Total/Weighted Average Total Portfolio	8,938			$150,133	$1,341,885	94.3%	18	1,827	$1,272
______________

(1)	Represents average capital expenditures per home as of September 30, 2015. Does not include additional expected or future capital expenditures.

(2)
For self-managed homes, represents average capitalized purchase price plus average capital expenditures. For homes leased to our local operators, represents purchase price paid by us for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of our investment. The local operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures required for the management, operation and maintenance of the properties. If a local operator defaulted on its contractual obligations to pay any of the foregoing expenses, we could incur unexpected significant costs related to our investment.

(3)
We classify homes leased to our local operators as 100% leased, because each local operator is obligated to pay us 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to local operators are occupied by residential sub-tenants. If a local operator is unable to lease a material number of the homes it leases from us to residential sub-tenants, it may adversely affect the operator’s ability to pay rent to us under the lease.

(4)
For self-managed homes, represents the average monthly rent per leased home. For homes leased to our local operators, represents the initial annual base rent payable to us by the local operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease. Average monthly rent for leased homes may not be indicative of average rents we may achieve on our vacant homes.

(5)
For self-managed homes, represents annualized average monthly rent per leased home as a percentage of our average gross book value per leased home. Does not include a provision for payment of ongoing property expenses. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average annual rent for leased homes may not be indicative of average rents we may achieve on our vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Stabilized(1) Single-Family Homes—Summary Statistics
As of September 30, 2015
(unaudited)

MSA/Metro Division	Number of Homes	Average Gross Book Value Per Home (2)	Homes Leased	Homes Vacant (3)	Percentage Leased
Phoenix, AZ	1,337	$147,925	1,300	37	97.2%
Dallas-Fort Worth, TX	1,118	$166,987	1,064	54	95.2%
Houston, TX	1,106	$148,914	1,007	99	91.0%
Atlanta, GA	1,039	$156,166	987	52	95.0%
Nashville, TN	833	$178,885	788	45	94.6%
Florida	618	$142,969	593	25	96.0%
Indianapolis, IN	445	$74,275	387	58	87.0%
Charlotte, NC-SC	377	$162,968	360	17	95.5%
Other Texas	375	$180,310	352	23	93.9%
Raleigh, NC	241	$153,373	227	14	94.2%
Winston-Salem, NC	234	$126,819	197	37	84.2%
Inland Empire, CA	213	$182,052	208	5	97.7%
Other California	80	$133,517	79	1	98.8%
Las Vegas, NV	68	$110,738	65	3	95.6%
Other MSA/Metro Divisions	246	$149,184	217	29	88.2%
Total/Weighted Average Self-Managed Portfolio	8,330	$152,652	7,831	499	94.0%

Chicago, IL	511	$128,323	511	—	100.0%
Indianapolis, IN	83	$46,139	83	—	100.0%
Total/Weighted Average Local Operator Portfolio	594	$116,839	594	—	100.0%

Total/Weighted Average Total Portfolio	8,924	$150,268	8,425	499	94.4%
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(1)
Properties are considered stabilized when renovations have been completed and the properties have been leased or available for rent for a period of greater than 90 days. Properties with in-place leases at the date of acquisition are also considered stabilized even though these properties have not been renovated by us and may require future renovations to meet our standards.

(2)	Represents average capitalized purchase price plus average capital expenditures.

(3)	As of September 30, 2015, 426 homes were available for rent and 73 homes were undergoing renovation.